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                                                          EXHIBIT 99.3


           UNITED TECHNOLOGIES CORPORATION AND SUBSIDIARIES
   Financial Statement Schedule on Valuation and Qualifying Accounts
                 Three Years Ended December 31, 1998
                        (Millions of Dollars)


Allowances for Doubtful Accounts and Other Customer Financing Activity:
Balance December 31, 1995                              $       408
  Provision charged to income                                   31
  Doubtful accounts written off (net)                          (55)
  Other adjustments                                              _

Balance December 31, 1996                                      384
  Provision charged to income                                   34
  Doubtful accounts written off (net)                          (26)
  Other adjustments                                            (11)

Balance December 31, 1997                                      381
  Provision charged to income                                   67
  Doubtful accounts written off (net)                          (32)
  Other adjustments                                            (21)

Balance December 31, 1998                              $       395



Future Income Tax Benefits - Valuation allowance:

Balance December 31, 1995                              $       310
  Additions charged to income tax expense                       39
  Reductions credited to income tax expense                    (44)

Balance December 31, 1996                                      305
  Additions charged to income tax expense                       61
  Reductions credited to income tax expense                    (89)

Balance December 31, 1997                                      277
  Additions charged to income tax expense                       35
  Reductions credited to income tax expense                    (93)

Balance December 31, 1998                              $       219



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